UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                     Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

EVERCORE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Colleagues,

If you hold either Evercore Inc. Class A Common Stock or Evercore LP partnership units, by now you should have received a notice of internet availability of our proxy materials (the “Notice”) or a printed copy of our proxy materials, including a proxy statement and an annual report to stockholders. The Notice or, if you received printed proxy materials, your proxy card, provides instructions for voting at our Annual Meeting of Stockholders on June 17, 2021. As described in our proxy statement, our Board recommends that you vote “FOR” Proposals No. 1, No. 2, and No. 3. Your vote is very important. Please take a few minutes to review these proposals and vote your shares today.

Please see the instructions and links at the end of this email for additional detailed instructions and information. Thank you and please contact me at jason.klurfeld@evercore.com or (212) 849-3453 or Jonathan Kaplan at jonathan.kaplan@evercore.com or (212) 336-6613 if you have any questions.

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Instructions for Submitting Your Proxy or Voting Instructions

Before you submit your proxy or voting instructions, we encourage you to read and review the proxy statement relating to the Annual Meeting, as well as Evercore’s Annual Report to Stockholders. Copies of these materials can be accessed by clicking on the links below.

Access Evercore Inc.’s Proxy Statement for the Annual Meeting

Access Evercore Inc.’s Annual Report to Stockholders

Depending on how you have configured your account(s) that hold Evercore equity, you may receive multiple Notices or sets of proxy materials, which may have been sent to your home or the office or delivered in electronic form via an email from your broker. Please check all locations to ensure you have received all sets of Notice and proxy materials. There should be a separate Notice or, if you received proxy materials, a proxy card generated for each account where you hold your shares or partnership units. If you have signed up for email delivery, please check your spam or junk folders to make sure that the Notice, including voting information, did not accidently end up getting blocked or rerouted by a filter classifying such email as spam or junk. Vested or unvested RSUs are not eligible to vote on these matters.

Finally, if you received a printed copy of proxy materials and would like to take advantage of electronic delivery, as part of the voting process, you can sign up to receive future proxy materials via email. We ask that you seriously consider signing up for email delivery of proxy materials to reduce shipping costs borne by Evercore and to allow for faster delivery of the proxy materials.

You may submit your proxy/voting instructions by any of the following methods:

•	Internet

1.	Enter www.proxyvote.com. This will direct you to the internet voting site.

2.

Enter your personal control number(s) that appears on each of your Notice(s) or proxy card(s) in the box with the è pointing to it. You must provide a control number in order to enter the website. If more than one control number is listed, please be sure to vote your shares separately using each control number.

3.

You can use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 16, 2021 (though we urge you to vote as soon as possible). Have your Notice(s) or proxy card(s) in hand when you access the website and follow the instructions.

•	Telephone

1.	If you requested and received printed proxy materials, call the following toll-free number: (800) 690-6903.

2.

Enter your personal control number(s) that appears on your proxy card in the box with the è pointing to it. You must provide a control number in order to access the telephone voting system. If more than one control number is listed, please be sure to vote your shares separately using each control number.

3.

You can use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 16, 2021 (though we urge you to vote as soon as possible). Have your proxy card in hand when you call and follow the instructions.

•	Mail

1.

If you requested and received printed proxy materials, please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

2.	It must be received no later than June 16, 2021 (though we urge you to vote as soon as possible).